                                                                    EXHIBIT (3)B

                                                            As approved: 5/18/94
                                     BYLAWS
                                       OF
                       FIRST OF AMERICA BANK CORPORATION

                                   ARTICLE I
                             Offices of Corporation
  The principal office of the Corporation shall be located in the City of Kalamazoo, County of Kalamazoo, State of Michigan. The Corporation may have such other offices, either within or without the State of Michigan, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II
                                  Shareholders
  Section 1. Annual Meeting. The Annual Meeting of shareholders shall be held on the third Wednesday in the month of April of each year at 9:00 a.m. or on such other date, time and place as may be fixed by resolution of the Board of Directors for the purpose of electing directors and for such other business as may properly come before the meeting.
  Section 2. Special Meetings. Special meetings of shareholders may be held either within or without the State of Michigan and may be called (i) by such number of directors constituting not less than 80% of the total number of directorships fixed by a resolution adopted by the Board of Directors pursuant to Article III, Section 2 of these Bylaws, whether or not such directorships are filled at the time (such total number of directorships hereinafter referred to as the "Full Board"), or by the Chairman and Chief Executive Officer, or in such officer's absence or incapacity, by the President, or in such officer's absence or incapacity, by the Vice Chairman, or (ii) by any shareholder or shareholders holding not less than 66-2/3% of the voting power of all of the outstanding shares of stock of this Corporation entitled to vote at such meeting, voting together as a single class.
  Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Michigan, as the place of meeting for any annual or special meeting called by the Board. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Michigan.
  Section 4. Notice of Meetings of Shareholders. Except as otherwise provided by law, written notice stating the time, date, place and purpose or purposes of all Annual Meetings of shareholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of such meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. Except as otherwise provided by law, written notice stating the time, date, place and purpose or purposes of all special meetings of shareholders shall be given, if such special meeting was called pursuant to clause (i) of
Section 2 of this Article II, by mailing a written notice at least ten (10) days, but not more than sixty (60) days, prior to the date of such meeting to each shareholder of record entitled to vote at such meeting, or, if such special meeting was called pursuant to clause (ii) of Section 2 of this Article II, by mailing a written notice at least thirty (30) days, but not more than sixty (60) days, prior to the date of such meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given and delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her address as it then appears on the stock transfer books of the Corporation. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting.
  Section 5. Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend, or allotment of a right or for the purpose of any other action, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty (60) days nor less than ten (10) days before the date of the meeting nor more than sixty (60) days before any other action. If a record date is not so fixed by the Board, the record date for the determination of shareholders entitled to notice of and to vote at a meeting of shareholders, shall be the close of business on the day preceding the day on which notice of the meeting is mailed, and the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board relating thereto was adopted. When a determination of shareholders of record entitled to notice of and to vote at any meeting of shareholders has been made as provided in this Section, such determination applies to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.
  Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, within each class and series, with the address of and the number of shares held by each. Such list shall be produced at the time and place of the meeting and be subject to inspection by any registered shareholder entitled to vote at such meeting during the whole time of the meeting. Said list shall be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.
  Section 7. Quorum. (1) Shares of the Corporation entitled to cast a majority of the votes at a meeting, represented in person or by proxy shall constitute a quorum at the meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the outstanding shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
  (2) When the holders of a class or series of shares are entitled to vote separately on an item of business, this Section applies in determining the presence of a quorum of such class or series for transaction of the item of business.
  Section 8. Shareholder Action by Unanimous Consent. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Michigan Business Corporation Act, as amended, to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, only if all shareholders entitled to vote thereon consent thereto in writing.
  Section 9. Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him or her by proxy signed by the shareholder or his or her duly authorized agent or representative. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.
  Section 10. Vote of Shareholders. (1) Each outstanding share of common stock is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing, unless otherwise provided in the Bylaws.
  (2) When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation, the Bylaws, or the Michigan Business Corporation Act. Except as otherwise provided by the Articles, directors shall be elected by a plurality of the votes cast at an election.
  Section 11. Notice of Shareholder Business at Annual Meeting. At an Annual Meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting: (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors or; (iii) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 11 of this Article II. For business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered personally or otherwise received by the Secretary of the Corporation at least thirty (30) days, but no more than ninety (90) days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding Annual Meeting of shareholders. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the Annual
Meeting: (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the business is made; and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the business is being brought, the name and address, as they appear on the Corporation's books, of such shareholder and of such beneficial owner, and the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this
Section 11 of this Article II. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 11 of this Article II and, if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                  ARTICLE III
                               Board of Directors
  Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.
  Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be such number (not less than 10) as may be determined and fixed from time to time by resolution adopted by such number of directors constituting not less than 80% of the Full Board (as defined in Article II, Section 2). At each Annual Meeting of Shareholders, the class of directors whose terms of office shall expire at such time shall be elected to hold office for terms expiring at the third succeeding Annual Meeting of shareholders following their election and until their successors shall have been elected and shall qualify. Notwithstanding the foregoing, at the end of the month in which any director attains his or her 65th birthday, such director's qualification to serve shall cease, his or her directorship shall be deemed vacated and such person shall thereafter not be eligible for election or appointment to the Board. In managing the business and affairs of the Corporation the Board of Directors oversees the practices and conditions of the Corporation's affiliate financial institutions to assure that they engage in safe and sound practices and that they remain in a safe and sound condition and that they operate in accordance with applicable laws and regulations all in order to maintain public confidence and protect the public interest and the interest of depositors, creditors and shareholders. Therefore, in addition to the foregoing age qualification, in order for any nominee to be eligible to be elected to or to serve on the Board of Directors, the nominee must have a history of conducting his or her own personal and business affairs in a safe and sound manner, in a safe and sound condition, in accordance with applicable laws and regulations, and without substantial conflicts of interests. Prior to their nomination, all potential director nominees shall complete under oath a director qualification, eligibility and disclosure questionnaire, as shall be approved by the Board of Directors (hereafter "Director Qualification, Eligibility and Disclosure Questionnaire"), which Director Qualification, Eligibility and Disclosure Questionnaire shall be reviewed by the Nominating and Compensation Committee to determine whether each such nominee is eligible to serve pursuant to the foregoing criteria. The Nominating and Compensation Committee shall, within thirty (30) days after receipt by the Secretary of the Corporation of a shareholder's notice of intent to make a nomination for election of directors satisfying the requirements of Article III, Section 3, hereof, determine whether the proposed nominee is qualified to serve, and, within such period, the Secretary of the Corporation shall mail written notice of the Committee's determination to the proposing shareholder. In the event that the Committee determines that any such nominee is not qualified to serve, the Secretary's notice to the shareholder shall contain a brief description of the reasons for the Committee's decision and the shareholder shall have ten (10) days from the date the Secretary's notice was mailed to deliver personally to or otherwise cause the Secretary to receive either: (i) a request that the Board of Directors of the Corporation reverse the Committee's decision (with a statement detailing the reasons why the Board of Directors should take such action); or
(ii) a notice of the shareholder's intent to propose an alternative nominee (any such notice shall include all of the information required by Article III, Section 3, hereof). The Board of Directors shall consider any such request for reversal of the Committee's decision at the first regularly scheduled meeting of the Board of Directors following the date on which the shareholder's request for such action is received by the Secretary. The Secretary shall mail written notice to the shareholder of the Board of Directors' decision concerning any such request within five (5) days after the date of the Board of Directors meeting at which such request was considered. The Secretary shall mail written notice to the shareholder of the Committee's decision concerning the eligibility to serve of any such alternative nominee within ten (10) days after the Secretary's receipt of a shareholder's notice of intent to propose an alternative nominee. All determinations as to eligibility to serve made by the Nominating and Compensation Committee, unless reversed by the Board of Directors as provided herein, shall be binding and conclusive.
  Section 3. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors at the particular meeting at which the nomination is to occur. Nominations by the Board of Directors to fill any vacancy, or for election to the Board for which proxies will be solicited by the Board, shall be made by the Board after consideration of recommendations of the Nominating and Compensation Committee of the Board. In order to facilitate that Committee's review, recommendations to the Board of Directors by any shareholder for the nomination for election as director of any one or more persons for which written proxy solicitation by the Board of Directors is sought shall be made in writing (which shall, upon request of the Nominating and Compensation Committee, include a Director Qualification, Eligibility and Disclosure Questionnaire completed by the proposed nominee) and be delivered or mailed to the Secretary of the Corporation not later than the close of business on December 31 of the year preceding the year in which the nomination is proposed. Shareholder nominations of any one or more persons for nomination for election as director may be made by any shareholder entitled to vote in the election of directors at the particular meeting at which the nomination is to occur only in person or by proxy at such meeting and only if written notice of such shareholder's intent to make such nomination or nominations has been delivered personally to or otherwise received by the Secretary of this Corporation at least thirty (30) days, but no more than ninety (90) days, prior to the anniversary date of the record date for determination of shareholders entitled to vote in the immediately preceding Annual Meeting of shareholders. Each such notice shall contain a representation that: (i) the shareholder is, and will be on the record date, a beneficial owner or a holder of record of stock of the Corporation entitled to vote at such meeting; (ii) the shareholder has, and will have on the record date, full voting power with respect to such shares; and (iii) the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Additionally, each such notice shall include : (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (c) the number and kinds of securities of the Corporation held beneficially or of record by each proposed nominee; (d) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission for the initial election of such proposed nominee for director; (e) the consent of each proposed nominee to serve as a director if so elected; and (f) a completed Director Qualification, Eligibility and Disclosure Questionnaire. Any such notice of shareholder's intent, and any nomination based thereon, which is not fully in compliance with the requirements of this Article III, Section 3, or which contains any information which is false or misleading, shall be void and of no effect.
  Section 4. Organizational Meeting. The Secretary shall notify directors-elect of their election and the time and place at which they are to meet for the purpose of electing and appointing officers for the succeeding year and to transact such other business as may come before them.
  Section 5. Regular Meetings. The Board of Directors may provide by resolution the time and place for the holding of regular meetings without necessity of notice or a statement of the business to be transacted at, or the purpose of the meeting, other than as provided in such resolution.
  Section 6. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman and Chief Executive Officer, or in such officer's absence or incapacity, by the President, or in such officer's absence or incapacity, by the Vice Chairman, or in such officer's absence or incapacity, by not less than 33-1/3% of the directors from each class of the three (3) classes of the Corporation's Board of Directors.
  Section 7. Notice. Notice of any special Board meeting shall be given by giving one (1) day's notice thereof in the case of special meetings called by the Chairman and Chief Executive Officer, the President, or the Vice Chairman, as the case may be, or ten (10) days' notice thereof in the case of all other special meetings, which notice shall set forth the time and place of the meeting and shall be made orally, or in writing, or by telegraph, or by telex, or by telephone, and shall, in the case of special meetings not called by the Chairman and Chief Executive Officer, the President or the Vice Chairman, also set forth in reasonable detail any and all purposes for which the special meeting is called. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If telephoned, such notice shall be deemed delivered if a message stating the substance of the notice is communicated directly to the director, or left with his business office or residence. If notice be given by telex or telegram, such notice shall be deemed delivered when the telex or telegram is sent or delivered to the telegraph company, as the case may be. Any director may waive notice, in writing, of any meeting, either before or after said meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
  Section 8. Meetings by Conference Telephone. One or more or all members of the Board or of a COMMITTEE designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting and any action that may be taken by the Board or a COMMITTEE thereof at a meeting may be taken by a conference call meeting.
  Section 9. Quorum and Vote of Board of Directors. A majority of the members of the Board then in office shall constitute a quorum for the transaction of business, unless the Articles of Incorporation or these Bylaws provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum was or is present constitutes the action of the Board, unless the vote of a larger number is required by law, the Articles or these Bylaws. If less than a quorum is present at a meeting, a majority of the members present may adjourn the meeting from time to time without further notice.
  Section 10. Action Without a Meeting. Any action that may be taken by the Board of Directors or a committee thereof at a meeting may be taken without a meeting, without prior notice and without a vote if, before or after the action all members of the Board or committee consent thereto in writing.
  Section 11. Vacancies. Subject to the rights of the holders of any particular class or series of preferred stock or preference stock of the Corporation, (i) newly created directorships resulting from any increase in the total number of authorized directors may be filled by the affirmative vote of not less than 80% of the directors then in office, or by a sole remaining director, at any regular or special meeting of the Board of Directors, or by a plurality vote of the shareholders at any Annual Meeting or special meeting of the shareholders, and (ii) any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of not less than 80% of the directors then in office, or by a sole remaining director, at any regular meeting or special meeting of the Board of Directors. Any increase or decrease in the number of directors shall be apportioned as nearly as possible among each class so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill any vacancy resulting from any increase in such class shall hold office for a term which shall coincide with the remaining term of that class. No decrease in the total number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.
  Section 12. Compensation. By resolution of the Board of Directors, each director may be paid an expense allowance for out-of-town attendance at each meeting of the Board or committee thereof, and each director other than an officer or employee of the Corporation may be paid a stated annual fee as director or as member of a committee without regard to attendance at meetings, or a fee for attendance at each meeting of the Board or committee, or both an annual fee and an attendance fee in such amounts as the Board may from time to time reasonably determine. No such payment shall preclude any director other than an officer or employee from serving the Corporation in any other capacity and receiving compensation therefor.
  Section 13. Removal of Directors. A director may be removed only for cause and only by the affirmative vote of the holders of not less than 66-2/3% of the voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of shareholders.
  Section 14. Committees of the Board. (1) The Board may designate one or more committees, each consisting of two or more directors of the Corporation with such powers and authority as these Bylaws or the Board, by resolution, may provide. The Board may designate one member of the Committee to act as Chairman of the Committee. The Board may designate one or more directors as alternate members of a committee to replace any absent or disqualified member at a meeting of the committee. If no such alternate members have been designated by the Board, then in the event of the absence or disqualification of one or more members of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum may unanimously appoint one or more members of the Board to act at the meeting in the place of any absent or disqualified member or members. Any committee and each member thereof shall serve at the pleasure of the Board.
  (2) There shall be a standing Audit Committee and a standing Nominating and Compensation Committee, each consisting entirely of directors who are not employees of the Corporation and who are free of any relationship that would interfere with the exercise of independent judgment as members of these Committees.
  (3) There shall be a standing Executive Committee consisting of the Chairman and Chief Executive Officer, the President and the Vice Chairman and such other number of directors as may be fixed from time to time by the Board, none of whom shall be active officers. Said committee, unless otherwise provided in the resolution of the Board, or by these Bylaws, may exercise all powers and authority of the Board in the management of the business and affairs of the Corporation between meetings of the Board of Directors, including, without limiting the generality of the foregoing, the right to declare a dividend and to authorize the issuance of stock; except such committee shall not have the power or authority to:
   (a)   Amend the Articles of Incorporation.
   (b) Adopt an agreement of merger or consolidation, provided, however, that the Executive Committee may adopt agreements for affiliation or acquisition of a national or state bank with or by this Corporation, or for affiliation or acquisition of a bank holding company or a bank with or by a wholly owned subsidiary of this Corporation, and in furtherance thereof may adopt agreements providing for merger or consolidation of any wholly owned new bank formed for the sole purpose of effecting its merger or consolidation with any existing bank to be affiliated or acquired with or by this Corporation or providing for the merger or consolidation of any wholly owned subsidiary with any bank holding company or the acquisition of any bank by such wholly owned subsidiary.
   (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.
   (d) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.
   (e)   Amend the Bylaws of the Corporation.
   (f)   Fill vacancies in the Board.

                                   ARTICLE IV
                                    Officers

  Section 1. Officers. The officers of the Corporation shall consist of a Chairman and Chief Executive Officer, a President, a Vice Chairman, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers, assistant officers or agents as may be prescribed by the Bylaws or determined by the Board from time to time.
  Two or more offices may be held by the same person, but no officer shall acknowledge or verify any instrument in more than one capacity if the instrument is required by law or the Articles or Bylaws to be executed, acknowledged or verified by two or more officers.
  Section 2. Election and Term of Office. The designated officers shall be elected or appointed by the Board. Each officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified or until his or her prior death, resignation or removal.
  Section 3. Removal. Any officer or agent may be removed by the Board, with or without cause, whenever in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. The Chairman and Chief Executive Officer or the President shall have the power to remove any officer or agent between meetings of the Board of Directors subject to subsequent ratification by the Board of Directors; provided the Chairman and Chief Executive Officer, the President, the Vice Chairman and the Executive Vice Presidents may only be removed by the Board of Directors.
  Section 4. Vacancies. A vacancy in the office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
  Section 5. Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall be a director of the Corporation and shall be its chief executive officer; and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the Corporation. He or she shall preside at all meetings of the Board of Directors and shareholders. He or she may sign, with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman and Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.
  Section 6. President. The President shall be a director of the Corporation, and, subject to the control of the Chairman and Chief Executive Officer and the Board of Directors, shall be an officer of the Corporation. In the absence, death, inability or refusal to act, of the Chairman and Chief Executive Officer, the President shall perform the duties of the Chairman and Chief Executive Officer and when so acting shall have all the powers of, and be subject to, all the restrictions upon the Chairman and Chief Executive Officer. The President shall have such other duties and responsibilities as may be assigned to him or her from time to time or by the Chairman and Chief Executive Officer and the Board of Directors.
  Section 7. Vice Chairman. Subject to the direction and control of the Chairman and Chief Executive Officer, the Vice Chairman shall be an officer of the Corporation. The Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Chairman and Chief Executive Officer or by the Board of Directors.
  Section 8. Executive Vice Presidents. Subject to the direction and control of the Chairman and Chief Executive Officer and the President, the Executive Vice Presidents shall be officers of the Corporation. The

Executive Vice Presidents shall perform such duties as may be assigned to them from time to time by the Chairman and Chief Executive Officer or by the Board of Directors.
  Section 9. Treasurer. Subject to the direction and control of the Chairman and Chief Executive Officer, the Treasurer shall (a) be responsible for financial control, planning and capital, debt and performance analysis for the Corporation; (b) have charge and custody of and be responsible for all funds and securities of the Corporation; (c) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories, as shall be selected in accordance with these Bylaws; (d) be responsible for all financial reporting to the Board of Directors and to Management of the Corporation, and to the regulatory authorities; and (e) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman and Chief Executive Officer or by the Board of Directors. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine.
  Section 10. Secretary. The Secretary shall: (a) keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent directed by the Board or the Chairman and Chief Executive Officer, the minutes of any committee; (b) cause all notices to be given of meetings of shareholders, the Board of Directors, or of any committee, in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and cause the seal of the Corporation to be affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized or required; (d) keep or supervise the keeping of a register of the post office address of each shareholder as furnished to the Secretary by such shareholder; (e) sign with the Chairman and Chief Executive Officer, the President or other authorized officer, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge or control of the stock transfer books of the Corporation; and
(g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman and Chief Executive Officer or by the Board of Directors.
  Section 11. Other Officers. All other officers elected or appointed by the Board of Directors from time to time shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors or by the Chairman and Chief Executive Officer.
  Section 12. Salaries. The salaries of the officers shall be as fixed from time to time by the Board of Directors or the Chairman and Chief Executive Officer, subject to the approval of the Board; and no officer shall be prevented from receiving salary by reason of the fact that he or she is also a director of the Corporation.

                                   ARTICLE V
                                Indemnification
  Section 1.  Indemnification of Directors, Officers, Employees and Agents.
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), and (except as to an action or suit by or in the right of the Corporation) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the maximum extent now or hereafter permitted from time to time by law, either at the time of the act or omission to be indemnified against or at the time of fully carrying out such indemnification, whichever is broader. Expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition of any such matter subject to an undertaking by or on behalf of the director, officer, employee or agent, to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation or by its indemnification insurance carrier.
  Section 2. Indemnification - Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, irrespective of whether or not the Corporation would have the power to indemnify against such liabilities under applicable Michigan law and statutes.

                                   ARTICLE VI
                      Contracts, Loans, Checks & Deposits
  Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
  Section 2. Loans or Debt Obligations. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors or its Executive Committee. Such authority may be general or confined to specific instances.
  By resolution of the Board of Directors, and without approval of shareholders, the Corporation at any time, or from time to time, may authorize and issue debt obligations of any kind or type, whether or not subordinated to other liabilities of the Corporation.
  Section 3. Checks, drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
  Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VII
                   Certificates for Shares and Their Transfer
  Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall include all provisions required by law. Such certificates shall be signed by the Chairman and Chief Executive Officer, the President, or a Vice President, and by the Secretary, Assistant Secretary, Treasurer or assistant Treasurer, or by such other officers authorized by law and by the Board of Directors so to do, and may be sealed with the corporate seal or a facsimile thereof. The signatures of officers may be facsimiles if the certificate is counter-signed by a Transfer Agent or registered by a Registrar, other than the Corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like manner of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
  (a) Transfer Agents and Registrars. The Board may from time to time designate one or more Transfer Agents and Registrars, who may be one and the same entity, for the transfer and registration of shares of the Corporation's stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.
  Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made on the stock transfer books of the Corporation only at the direction of the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her agent thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as otherwise provided in the following Bylaw. The Secretary of the Corporation or designated Transfer Agent shall record each such transfer and issue on the stock transfer books, and shall record the fact that a transfer is made for collateral security and not absolutely when such is stated in the instrument of transfer.
  Section 3. Lost Certificates. The Corporation may issue a new certificate for shares or fractional shares in place of a certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate or the issuance of such a new certificate. The Corporation may recognize the person in whose name the new certificate or certificates thereafter issued in exchange or substitution, therefore, is issued, as owner of the shares described therein for all purposes until the owner of the original certificate or a transferee thereof without notice and for value shall enjoin the Corporation and the holder of any new certificate or any certificate issued in exchange or substitution therefore from so acting.
  Section 4. Registered Shareholder. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, except as otherwise provided in these Bylaws, or as may be otherwise provided by the law of Michigan.
  Section 5. Rules and Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the Articles of Incorporation, Bylaws, or the laws of Michigan as the Board shall deem proper regulating the issue, transfer, and registration of certificates of stock in the Corporation.

                                  ARTICLE VIII
                                  Fiscal Year
  The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year.

                                   ARTICLE IX
                                   Dividends
  Section 1. Declaration of Dividends. The Board of Directors or its Executive Committee may from time to time declare dividends on its outstanding shares in the manner provided by law.
  Section 2. Payment of Dividends. The Corporation may pay dividends declared in cash, in property, in obligations of the Corporation or in shares of the capital stock.
  Section 3. Reserves. The Board of Directors may, by resolution, set apart out of any funds of the Corporation legally available, a reserve or reserves for any proper purpose and may, by resolution, abolish any such reserve.

                                   ARTICLE X
                                 Corporate Seal
  The Board of Directors shall provide a corporate seal which shall be in circular form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal."

                                   ARTICLE XI
                                Waiver of Notice
  Whenever any notice is required to be given to any shareholder, director, or member of a committee of the Board, a waiver thereof in writing, signed by the person entitled to such notice, or given by such person by telex, telegram, radiogram, or cablegram, whether before or after the holding of the meeting, shall be deemed equivalent to the giving of such notice. Attendance at the meeting by the person or persons entitled to such notice, shall constitute a waiver of notice of such meeting except where such person or persons attend the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE XII
                                   Amendments
  These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the affirmative vote of not less than a majority of the members of the Board of Directors then in office, at any regular or special meeting of the Board of Directors, or by the shareholders representing a majority of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of shareholders; provided, however, that Article II, Section 2, Section 4 and Section 8 and Article III, Section 2, Section 3, Section 6, Section 7,
Section 11 and Section 13, and this Article XII, may not be altered, amended or repealed, nor may any Bylaw inconsistent with Article II, Section 2, Section 4 and Section 8 and Article III, Section 2, Section 3, Section 6, Section 7,
Section 11 and Section 13, and this Article XII, be adopted unless, if by action of the Board of Directors, such action is approved by the affirmative vote of not less than 80% of the Full Board (as defined in Article II, Section
2), or, if by the shareholders, if such action is approved by the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE XIII
                          Redemption of Control Shares
  Section 1. Purpose. It is the purpose of this Article XIII that shares of the Corporation acquired in a Control Shares Acquisition be fully subject to redemption as provided in Sections 799(1) and 799(2) of the Michigan Business Corporation Act as amended by Michigan Public Act No. 58 of 1988, the Stacey, Bennett, and Randall Shareholder Equity Act, and the provisions of this Article XIII are to be interpreted to achieve that purpose. Terms in this Article XIII which are defined or used in the said Act have the definitions and meanings provided for them in the said Act.
  Section 2. Redemption Before Vote. Control Shares acquired in a Control Share Acquisition after June 15, 1988 shall be subject to redemption by the Corporation at the Fair Value thereof within sixty days after the last acquisition of such Control Shares if no Acquiring Person Statement has been filed with the Corporation.
  Section 3. Redemption After Vote. Control Shares acquired in a Control Share Acquisition after June 15, 1988 shall be subject to redemption by the Corporation at the Fair Value thereof after an Acquiring Person Statement has been filed and after the meeting at which the voting rights of the Control Shares are submitted to the shareholders if the Control Shares have not been accorded full voting rights by the shareholders.
  Section 4. Procedure. All or any part of shares subject to redemption by the Corporation pursuant to Section 2 or Section 3 of this Article XIII shall be redeemed by written Notice of Redemption sent first class or certified mail to each holder of record on the books of the corporation on the date of Notice of Redemption known to the Corporation to be a holder of shares subject to redemption. The Corporation may also publish Notice of Redemption. The Notice of Redemption shall be in form approved by the Board of Directors and shall specify the time of redemption which shall be not less than thirty nor more than sixty days after the Notice of Redemption, the place of redemption and the redemption price as determined by the Board of Directors in accordance with Michigan Public Act No. 58 of 1988 in good faith from information available to it at the time of Notice of Redemption. If the Corporation publishes Notice of Redemption, all shares subject to redemption shall be redeemed regardless of whether Notice of Redemption has been mailed to all holders thereof.
  The redemption price set forth in the Notice of Redemption shall be deemed conclusively to be the Fair Value of the shares subject to redemption and the redemption price unless a holder of shares subject to redemption shall notify the Corporation in writing within fifteen days of the date of the Notice of Redemption, supported by credible evidence, of a Fair Value other than that set forth as the redemption price in the Notice of Redemption. In the event of such a notification, the Corporation shall either (a) send to all holders of record of shares subject to redemption to whom the Notice of Redemption was sent a replacement Notice of Redemption setting forth a new redemption price redetermined by the Board of Directors on the basis of evidence then available to it, (b) reject the evidence furnished to it and redeem all shares subject to redemption at the time and place and for the redemption price set forth in the Notice of Redemption or (c) cancel the redemption by written notice to all holders of shares subject to redemption to whom the Notice of Redemption was sent.
  At any time after Notice of Redemption has been given the Corporation may, on or prior to the date specified in the Notice of Redemption, deposit either cash or a letter of credit with a bank, trust company or national banking association which is a member of the Federal Reserve System having capital, surplus and undivided profits of at least $50,000,000.00, named in the Notice of Redemption, for the aggregate redemption price, in trust, for immediate payment, in the amounts aforesaid, to the respective orders of the holders of the shares so to be redeemed and upon surrender of the certificates for such shares or such endorsement to the Corporation or its nominee or otherwise as may be required. Upon the date fixed for redemption (unless the Corporation shall default in making payments of the redemption price as set forth in such notice) and the Corporation's compliance with any applicable provisions of the Michigan Business Corporation Act, as then in effect, such holders shall cease to be shareholders with respect to the said shares so called for redemption, and from and after the date fixed for redemption (the Corporation not having defaulted in making payment of the redemption price as set forth in the Notice of Redemption) the said shares so called for redemption shall no longer be transferable on the books of the Corporation and the holders thereof shall have no interest in or claim against the Corporation with respect to the said shares but shall be entitled only to receive the redemption price from the said bank, trust company or national banking association or from the Corporation, without interest thereon, upon surrender of the certificates as aforesaid. Any funds so deposited (together with any interest thereon) which shall not be required for such redemption shall be returned to the Corporation forthwith.

  If at any time less than all of the Control Shares are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined pro rata to the nearest whole share per holder. The Board of Directors of the Corporation, subject to the foregoing, shall, in each instance, prescribe the manner in which the Control Shares shall be redeemed.

                                  ARTICLE XIV
                                Emergency Bylaw
  Section 1. Emergency. This Article XIV, the Emergency Bylaw adopted pursuant to power of the Corporation under Section 261(d) of the Michigan Business Corporation Act, shall become effective in the event of a Major Disaster. A Major Disaster shall be deemed to have occurred in the event of
(a) an attack on the United States or a nuclear or atomic disaster, or (b) any other emergency situation in which a quorum of the Board of Directors cannot be readily convened. This Emergency Bylaw shall remain in effect until such Major Disaster shall no longer exist and a quorum of the Board of Directors can be readily convened. While this Emergency Bylaw is effective, its provisions and the provisions of any resolutions adopted pursuant to Section 6 hereof shall govern, notwithstanding any other provisions of these Bylaws, to the fullest extent allowable under the Michigan Business Corporation Act.
  Section 2. Executive Committee. A quorum of the Executive Committee shall consist of two members thereof, and the Executive Committee may exercise all powers and authority of the Board of Directors, anything in Section 14 of
Article III to the contrary notwithstanding, except such powers and authority as a committee of the board of directors may not, under the Michigan Business Corporation Act in effect at that time of such action, exercise in the event of such an emergency. In the event that less than two members of the Executive Committee are available, any three or more available directors shall constitute the Executive Committee with all powers and authority provided for in this
Section 2.
  Section 3. Board of Directors. A quorum of the Board of Directors shall consist of three directors. In the event that two members of the Executive Committee or three directors are not available, the Board of Directors shall consist of all available directors and officers of the Corporation who shall meet promptly and designate any two or more persons as the Executive Committee to exercise the powers and authority thereof as set forth in Section 2.
  Section 4. Meetings. A meeting of the Board of Directors or the Executive Committee may be called by any officer or director. Notice of the time and place of a meeting shall be given by the person calling the meeting to those directors or members as it may be feasible to reach by any available means of communication at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.
  Section 5. Unavailability. If the Chairman and Chief Executive Officer shall be unavailable, until action of the Board of Directors or the Executive Committee the authority, powers and duties of the Chairman and Chief Executive Officer shall be exercised or if the Chairman is unavailable, by the President if he or she is available or, if the President is unavailable, by the Vice Chairman, if he or she is available, or, if he or she is unavailable, by the available Executive Vice President or other officer in the order designated by the Board of Directors prior to the occurrence of the Major Disaster or, in the absence of such designation or the unavailability of such designated officer or officers, an available Executive Vice President or Senior Vice President.
  Section 6. Implementation. This Emergency Bylaw shall be subject from time to time to implementation by resolution adopted by the Board of Directors specifically for that purpose.
  Section 7. Liability. No officer, director or employee acting in accordance with this Emergency Bylaw shall be liable for monetary damages for such actions to the Corporation or its shareholders except for willful breach of duty for which a director may be liable for monetary damages under Article XVI of the Articles of Incorporation of the Corporation.